SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           February 28, 2003
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------
            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

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TABLE OF CONTENTS

     Item 9.  Regulation FD Disclosure
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   SIGNATURES
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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON D.C., 20549

ITEM 9 - REGULATION FD DISCLOSURE

     On February 28, 2003, Weyerhaeuser Company a press release stating the following:

FEDERAL WAY, Wash. - Steven R. Rogel, Weyerhaeuser Company chairman, president and chief executive officer, today announced that Jack P. Taylor Jr. has accepted the role of senior vice president, Timberlands.

Taylor replaces Richard E. Hanson, who was recently promoted to chief operating officer. In his new role, Taylor, who reports to Hanson, is responsible for the management of Weyerhaeuser's North American timberland operations. Weyerhaeuser operates 7.3 million acres of privately managed forests in the United States.
In Canada, the company holds renewable, long-term licenses on 34.7 million acres of forestland and owns 664,000 acres.

"I'm pleased that we were able to persuade Jack to delay his retirement for two years in order to retain his leadership during a transition period," Hanson said. "Jack brings deep operating experience to the Timberlands organization and will help recently named key leaders gain additional experience and accomplish critical business objectives. As a new member of our Senior Management Team, Jack will provide an important perspective to our leadership team."

Taylor joined Weyerhaeuser in 1969 and worked in a variety of forestry, timberlands operations and raw materials management positions. He has been vice president of Western Timberlands since 1999.

                                     # # #

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2002, sales were $18.5 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEYERHAEUSER COMPANY

                                     By  /s/ Steven J. Hillyard
                                         ---------------------------
                                     Its:  Vice President and
                                           Chief Accounting Officer
Date:  February 28, 2003
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